Exhibit 10.29

Equity Transfer Agreement

Transferor: Guangdong Mingyang Wind Power Technology Co., Ltd.

Transferee: Zhang Chuanwei

Upon negotiation, both parties hereby enter into the following equity transfer agreement:

1. The Transferor agrees to transfer to the Transferee an equity of 90% (equal to 18 million yuan) of the registered capital of Tianjin Mingyang New Energy Investment Co., Ltd., in which the Transferor holds 100% equity (totaling 20 million yuan).

2. The Transferee agrees to accept from the Transferor the equity of 90% (equal to 18 million yuan) of the registered capital of Tianjin Mingyang New Energy Investment Co., Ltd., in which the Transferor holds 100% equity (totaling 20 million yuan).

3. Once the transfer is completed, the Transferee shall bear limited liabilities and debts in proportion to the equity transferred to him in Tianjin Mingyang New Energy Investment Co., Ltd.

Signature (or seal) of the Transferor:

(seal of Guangdong Mingyang Wind Power Technology Co., Ltd.)

Date: July 28, 2008

Signature (or seal) of the Transferee: (Zhang Chuanwei)

Date: July 28, 2008